AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2012

REGISTRATION NO. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HERITAGE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	38-3814230
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

721 N. Westover Blvd.
Albany, Georgia 31707
(229) 420-0000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

O. Leonard Dorminey
Chief Executive Officer
Heritage Financial Group, Inc.
721 N. Westover Blvd.
Albany, Georgia 31707
(229) 420-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Robert D. Klingler
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street NW
Atlanta, Georgia 30309
(404) 572-6600

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or non-accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.  (Check one:)

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Preferred Stock, par value $0.01 per share (2)	-	-	-	-
Common Stock, par value $0.01 per share (2)	-	-	-	-
Debt Securities (3)	-	-	-	-
Warrants (4)	-	-	-	-
Depositary Shares (5)	-	-	-	-
Units (6)	-	-	-	-
Total	$60,000,000		$60,000,000	$8,184

(1)
Pursuant to General Instruction II.D. of Form S-3, an indeterminate number or principal amount of securities of each identified class, not to exceed $60,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, is being registered.  The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2)
Also includes such indeterminate number of shares of preferred stock and common stock as may be issued upon conversion or exercise of, or exchange for, preferred stock, debt securities, warrants, depositary shares, units or other securities pursuant to their terms.  Separate consideration may or may not be received for such preferred stock or common stock.  Also includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, preferred stock, debt securities, warrants, units or other securities as a result of anti-dilution provisions thereof.

(3)	Includes convertible and non-convertible debt securities.

(4)
Represents an indeterminate number of warrants as may be issued at indeterminate prices, representing rights to purchase common stock, preferred stock or debt securities, or any combination of the foregoing.  Such warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities.

(5)
Represents an indeterminate amount and number of public fractional interests in shares of preferred stock.  In the event that depositary shares are offered, those shares will be evidenced by depositary receipts issued pursuant to a deposit agreement, which will be distributed to those purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the agreement.

(6)	Represents an indeterminate amount and number of units consisting of any combination of securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 25, 2012.

PROSPECTUS

Preferred Stock • Common Stock • Debt Securities • Warrants • Depositary Shares • Units

We may offer from time to time our preferred stock, common stock, debt securities, warrants, depositary shares, or units consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement (collectively, the “Securities”) for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.

This prospectus describes the general terms of the Securities and the general manner in which we will offer them.  We will provide specific terms of any offering of the Securities in supplements to this prospectus.  The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference.  Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the Securities and the documents incorporated by reference.

Shares of our common stock are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “HBOS.”  The closing price of our common stock as reported by Nasdaq on _____, 2012 was $____ per share.  Unless we state otherwise in a prospectus supplement, we will not list any preferred stock, debt securities, warrants, depositary shares, or units on any securities exchange.

Our principal executive offices are located at 721 N. Westover Blvd., Albany, Georgia 31707, and our telephone number is (229) 420-0000.

Investing in the Securities involves risks.  See the “Risk Factors” section of this prospectus.  Before buying the Securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus.  See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the Securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering.  We may offer the Securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices.  Information about the underwriters or agents who will participate in any particular sale of the Securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement.  Our net proceeds from the sale of Securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is ________, 2012.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate.  This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the SEC.  Under this shelf registration process, we may sell, from time to time, any combination of the Securities described in this prospectus and the applicable prospectus supplements in one or more offerings.  This prospectus provides you with a general description of the Securities that we may offer.  Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  Each prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing any Securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Heritage,” “we,” “us,” “our” or similar references mean Heritage Financial Group, Inc., a Maryland corporation, and its subsidiaries.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at its public reference room at 100 F Street NE, Washington, DC 20549.  You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public at the website maintained by the SEC at www.sec.gov, as well as on our website at www.eheritagebank.com.  Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

We have filed with the SEC a registration statement under the Securities Act of 1933, or the Securities Act, which registers the distribution of these Securities.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Securities.  The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.  Copies of the registration statement are available to the public through the sources referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC.  The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.  We incorporate by reference the following documents we filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, filed with the SEC on May 10, 2012 and August 9, 2012, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 23, 2012, April 11, 2012, May 24, 2012 and July 26, 2012;*

•
the description of our common stock contained in Exhibit 4.0 to our Registration Statement on Form S-1, filed with the SEC on June 22, 2010, and any amendments or reports filed for the purpose of updating that description; and

•	our Proxy Statement on Schedule 14A relating to the annual meeting of stockholders held on May 23, 2012, filed with the SEC on April 20, 2012.

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the Securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC.  A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement.  Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates.  Requests for copies in writing or by telephone should be directed to:

Heritage Financial Group, Inc.
721 N. Westover Blvd.
Albany, Georgia 31707
Attn: Chief Financial Officer
(229) 420-0000

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements under “Risk Factors” and elsewhere in this prospectus regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct.  Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus.  These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.

There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.  These factors may include, without limitation:

•
those items discussed under “Risk Factors” herein and under “Risk Factors” in Item 1A to our annual reports on Form 10-K and as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;

•	adverse developments in borrower industries and, in particular, declines in commercial real estate values;

•	our ability to maintain compliance with federal and state laws that regulate our business and capital levels;

•	our ability to raise capital as needed by our business;

•	the loss of any of our key employees;

•	changes in the interest rates affecting our deposits and our loans;

•	the strength of the economy in our target market area, as well as general economic, market, or business conditions;

•	recent or future negative developments in the financial industry and credit markets;

•	our ability to calculate accurately our allowance for loan losses and to make accurate assumptions with respect thereto;

•	the abilities of our target markets and industries to weather a downturn in the economy;

•	recent or future changes to the accounting rules to which we are subject;

•
our ability to successfully manage potential growth, including but not limited to our entrance or expansion into new markets, our ability to execute successfully on opportunities that may be presented to and pursued by us, and our ability to secure and maintain sufficient capital to support that growth;

•
changes in our competitive position, competitive actions by other financial institutions, and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;

•	changes in laws, regulations and the policies of federal or state regulators and agencies, including the impact of proposed capital regulations;

•	our ability to maintain effective internal control over financial reporting;

•	our ability to effectively use technology and to avoid any interruption or breach in security of our information systems;

•	the effect of changes in economic conditions on our mortgage banking revenue;

•
our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs and the continued availability of those sources;

•	our ability to obtain accurate and complete information about our clients on a timely basis, and our ability to assess and manage our asset quality; and

•	other circumstances, many of which are beyond our control.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements.  We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

RISK FACTORS

Investing in our Securities involves risks.  Before you invest in our Securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” located at Part I, Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2011, which is hereby incorporated by reference, the risks described below, and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement.  We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.

Risks Related to the Securities

Our common stock trading volume may not provide adequate liquidity for investors, and there may be no established trading market for some of the Securities, and this could make selling such Securities difficult and also impact the price of such Securities.

Our common stock is listed on the Nasdaq Global Market.  However, the average daily trading volume in our common stock is less than that of many larger financial services companies.  A public trading market having the desired depth, liquidity, and orderliness depends on the presence of a sufficient number of willing buyers and sellers for our common stock at any given time.  This presence is impacted by general economic and market conditions and investors’ views of our Company.  Because our trading volume is limited, any significant sale of our shares is subject to significant volatility in the price of our common stock.

In addition, there may be no established trading market for some of the Securities offered by this prospectus, other than our common stock.  Some of the Securities may not be listed on any securities exchange or included in any automated quotation system.  We cannot assure you that an active trading market for such Securities will develop or, if such market develops, that you will be able to sell such Securities.  If a trading market does not develop or is not maintained, holders of the Securities may experience difficulty in reselling, or an inability to sell, such Securities.  As a result, the liquidity of such Securities may be limited and, under certain circumstances, nonexistent.  If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of and trading market for the Securities, including our common stock, may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various Securities, the interest of securities dealers in making a market in the Securities, adverse credit rating actions and prevailing interest rates.

The offering price of the Securities may not be an indication of the fair value of and market terms for those Securities.

The price of the Securities sold in the offering may not indicate the market price for those Securities after the offering is completed or at any future time.  The offering price of the Securities will be determined by our board of directors based on a number of factors, including: the price at which investors will be willing to purchase the Securities, the Company’s operating history and prospects, the Company’s current performance, the prospects of the banking industry in which the Company competes, and the general condition of the securities market at the time of the offering.  You should not consider the offering price as an indication of the fair value of the Securities.

We have broad discretion in allocating the proposed net proceeds from this offering, and, in using our discretion, we may not apply them in the most effective manner.

We intend to use the net proceeds from this offering to provide additional capital for general corporate purposes, including but not limited to supporting to the assets and operations of our subsidiary bank.  However, we will have significant flexibility in applying the net proceeds of this offering.  Our failure to apply these funds effectively could have a material adverse effect on our business and on your investment.

We may need to raise additional capital in the future, but that capital may not be available on favorable terms or at all when it is needed.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations.  We may, at some point, need to raise additional capital to support our operations and any future growth, as well as to protect against any deterioration in our loan portfolio.  Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance.  In recent years, the volatility and disruption in the capital and credit markets have reached unprecedented levels.  In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.  Accordingly, we cannot assure you of our ability to raise additional capital if needed on terms acceptable to us or at all.  Failure to raise additional capital, if needed, may have an adverse affect on our financial performance.  In addition, the issuance of additional shares of our common stock as part of a future offering would possibly dilute the ownership interest of our common shareholders, including, possibly, those subscribing to this offering.

If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

All of our outstanding shares of common stock are available for immediate sale unless held by our affiliates.  Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock.

Our Securities are not FDIC insured.

Our Securities are not savings or deposit accounts, and are not insured by the Deposit Insurance Fund, the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.
THE COMPANY

Heritage Financial Group, Inc., a Maryland corporation, is the holding company of its wholly owned subsidiary, HeritageBank of the South, a Georgia savings bank.  We are a community-oriented bank serving multiple markets across Georgia, north central Florida and eastern Alabama through a network of full-service branches, mortgage offices and investment offices.

We were formed by our federally chartered predecessor, Heritage Financial Group (the “Predecessor”), in connection with a second-step conversion and public offering conducted in the latter half of 2010 in which the Predecessor merged into us and converted from a mutual holding company structure to a stock holding company structure.  In that merger, each public share of common stock of the Predecessor was exchanged for 0.8377 shares of our common stock.  Prior period shares and per share data, including dividends per share, have been adjusted to reflect the 0.8377 exchange ratio.

Our executive offices are located at 721 N. Westover Boulevard, Albany, Georgia 31707.  Our common stock is traded on the Nasdaq Global Market under the symbol “HBOS.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of Securities sold by us for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical consolidated ratios of earnings to fixed charges for the periods indicated, both including and excluding interest on deposits, are set forth in the table below.  During all periods presented below, we had no shares of preferred stock outstanding.  The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes and fixed charges by (ii) total fixed charges.  For purposes of computing these ratios, fixed charges excluding interest on deposits represents interest and amortization of debt discount and expense, including amounts capitalized, and the estimated interest portion of rents, and fixed charges including interest on deposits represents each of the foregoing amounts plus interest expense on deposits.

	Six Months ended	Years ended December 31,
	June 30, 2012	2011	2010	2009	2008	2007
Excluding interest on deposits	4.94	5.18	3.68	2.31	3.16	5.88
Including interest on deposits	1.84	1.47	1.13	0.62	0.88	1.15

 DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following Securities:

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	shares of our common stock, par value $0.01 per share;

•	debt securities;

•	warrants to purchase preferred stock, common stock or any combination thereof;

•	depositary shares of our preferred stock; or

•	any combination of the foregoing, either individually or as units.

This prospectus contains a summary of certain general terms of the various Securities that we may offer.  The specific terms of the Securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus.  Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the Securities offered to the extent so required and indicate whether the Securities offered are or will be listed on any securities exchange.  When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires.  The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the Securities may be issued and do not contain all of the information that you may find useful.  We urge you to read the actual agreements relating to any Securities because they, and not the summaries, define your rights as a holder of the Securities.  The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

The following description summarizes the material provisions of the Securities we may offer.  This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law (“MGCL”).  The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock.  That prospectus supplement may not restate the amendment to our charter or the board resolution that establishes a particular series of preferred stock in its entirety.  We urge you to read the charter amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock.  The charter amendment or board resolution will be filed with the State Department of Assessments and Taxation of the State of Maryland of the State of Maryland and with the SEC.

DESCRIPTION OF COMMON AND PREFERRED STOCK

As of  December 31, 2011, our authorized capital stock consisted of 45,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.  As of August 9, 2012, there were 8,490,247 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

All shares of our common stock participate equally in dividends payable to stockholders of our common stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our common stock on liquidation or dissolution, have one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors.  All of our outstanding shares of common stock are fully paid and non-assessable.  Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this prospectus, will be fully paid and non-assessable.  Holders of our common stock do not have preference, conversion, exchange or preemptive rights.  We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the Nasdaq.

Registrar and Transfer Company is the registrar and transfer agent for our common stock.  Our common stock is listed on Nasdaq under the symbol “HBOS.”

Preferred Stock

Under our charter, our board of directors has the authority to authorize from time to time, without further stockholder action, the issuance of shares of our preferred stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the preferred stock by resolution and the filing of an amendment to our charter, including but not limited to the designation of the following:

•	the number of shares constituting such series and the distinctive designation thereof;

•	the voting rights, if any, of such series;

•
the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

•	whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

•	the rights of the holders of shares of such series upon the liquidation, dissolution or winding-up of the Company;

•
the rights, if any, of holders of shares of such series to convert such shares into or to exchange such shares for shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

•	any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical to each other share of said stock.  The shares of different series may differ, including as to ranking, as may be provided in our charter, or as may be fixed by our board of directors as described above.  We may from time to time amend our charter to increase or decrease the number of authorized shares of preferred stock.  Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the Nasdaq, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans.  The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices.  We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.

Transfer, Ownership and Voting Restrictions

Subject to various exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of the bank holding company.  Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company.  Control is also presumed to exist, although rebuttable, if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

•	the bank holding company has registered securities under Section 12 of the Securities Act of 1934; or

•	no other person owns a greater percentage of that class of voting securities immediately after the transaction.

In order to facilitate compliance with the Bank Holding Company Act and the Change in Bank Control Act, our charter contains provisions that prohibit a record owner of common stock that is beneficially owned, directly or indirectly, by a natural person, firm, corporation or other entity (each, a “Person”) which, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding common stock (the “Voting Limit”) from voting any shares in excess of such Voting Limit.  Concepts of beneficial ownership for purposes of this provision are generally determined pursuant to the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (or any successor thereto).  In addition, for purposes of this provision, our charge also considers shares held in any of the following manners relative to a Person to be beneficially held by such Person:  (i) shared held by a person that, directly or indirectly, through one or more subsidiaries, controls, is controlled by, or is under common control with such Person, (ii) shares that such Person or any of its affiliates has the contractual right to acquire or to exercise voting rights with respect to, or (iii) shares beneficially owned, directly or indirectly, by any other person with which such Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of any of our capital stock.  However, our charter also provides that beneficial ownership shall not be imputed as among our officers and directors simply by virtue of their service in such capacities, nor shall the beneficial ownership of shares held in any employee stock ownership or similar plan be imputed to the trustee of such plan simply by virtue of his service in such capacity.  Our charter grants to our board of directors the authority to construe and apply these provisions of our charter and to make determinations pursuant thereto.

Our common stock is registered under Section 12 of the Securities Exchange Act of 1934.  The regulations provide a procedure for challenging rebuttable presumptions of control.

Anti-Takeover Protections

Following is a description of certain provisions included in our charter, bylaws, Maryland law and state and federal regulations that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium.  Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts.  The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price.  Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets.

Charter and Bylaws

Our charter and bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us.  Since the terms of our charter and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our charter and bylaws.  If you would like to read our charter or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Available Information.”

Classified Board; Size of Board.  Our charter and bylaws provide that our board of directors will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.  Our charter specifies that the number of directors at the effective date of the charter shall be seven, which number may be increased or decreased as provided in the bylaws in accordance with Maryland law.  The current Board is composed of seven directors.

Nomination and Election of Directors.  A director is generally elected by the vote of a plurality of the votes cast at the meeting at which the election is held.  Nominations of persons for election to our board of directors may be made only (i) by or at the direction of our board or a committee thereof, or (ii) by a shareholder who has satisfied certain procedural requirements set forth in our bylaws.  For one of our stockholders to nominate a candidate for director, our bylaws generally require that such stockholder give timely notice to us in advance of the meeting.  Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting.  The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made.  Our charter does not permit cumulative voting in the election of directors.

Removal of Directors.  Maryland law provides that, if a corporation has a classified board, the holders of a majority of the corporation’s voting stock may remove a director or the entire board from office only for cause, unless the charter provides otherwise.  Our charter and bylaws provide that stockholders may remove a director only for cause and with the affirmative vote of at least a majority of the then-outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances.

Filling Vacancies.  Our bylaws provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding, any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, may be filled only by a majority vote of the directors then in office, for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is elected and qualifies.

Limitations on Stockholder Voting.  As described in more detail in “Transfer, Ownership and Voting Restrictions” above, a beneficial owner of 10% or more of the Company’s outstanding common stock may not vote any shares in excess of the 10% limit.

Limitations on Stockholder Action by Written Consent.  Our bylaws provide that action permitted to take place at a shareholder meeting may be taken without a meeting of stockholders only if a unanimous written consent is given by each stockholder entitled to vote on the matter; provided, however, that for action by any class of voting stock other than common stock, a unanimous consent of at least the number of votes required to take that action shall be sufficient to approve such action with respect to such class of stock unless the terms of such stock require otherwise.

Limitations on Calling Stockholder Meetings.  Under our bylaws, special meetings of the stockholders may be called by our chief executive officer, by a majority of our board of directors, or by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.

Advance Notice Bylaw; Proposal and Nomination Information Requirements.  In order for a stockholder to bring a proposal before an annual meeting, including director nominations, our bylaws require that the stockholder give timely notice to us in advance of the meeting.  Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting.  Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of capital stock, a description of arrangements or understandings between the stockholder and any other person in connection with the proposed business, and a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting.

The corporate officer or person presiding over the meeting may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.

Certain Amendments to our Charter and Bylaws.  Certain provisions of our charter relating to preferred stock, the board of directors, amendment of the bylaws, approval of certain business transactions, acquisitions of equity securities from interested persons, indemnification of officers and directors, and limitations of liability may not be amended or repealed without the approval of 80% of the outstanding shares of our capital stock entitled to vote.

Our bylaws may be amended or repealed by (i) 80% of all the outstanding shares of capital stock entitled to vote, unless the bylaws provide that a higher voting requirement applies, or (ii) a majority of our board of directors.

Business Combinations.  Our charter requires that “business combinations” between us and an “interested stockholder” be approved by the affirmative vote of at least 80% of our outstanding voting shares (the “Super-Majority Voting Requirement”).  An “interested stockholder” is defined as any Person, other than the Company or its subsidiary, who or which:

•	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding voting stock;

•
is an affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then-outstanding voting stock; or

•
is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

A “business combination” is defined in our charter as:

•	any merger or consolidation of the Company or any subsidiary with or into an interested stockholder or an affiliate;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate fair market value of 25% or more of the combined assets of the Company and its subsidiaries to an interested stockholder;

•
the issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to an interested stockholder or affiliate in exchange for assets having a fair market value of 25% or more of the combined assets of the Company and its subsidiaries;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any interested stockholder or affiliate; and

•
any reclassification of securities, recapitalization of the Company, any merger or consolidation of the Company with any of its subsidiaries, or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of securities of the Company or any subsidiary which is directly or indirectly owned by an interested stockholder or affiliate, unless that, as a result of the transaction, the increase in the proportionate ownership of the interested stockholder or affiliate is no greater than the increase experienced by other stockholders generally.

However, certain business combinations are exempted from the Super-Majority Voting Requirement and may be approved by a majority of the outstanding voting shares or by such other vote required by law or the charter.  Any business combination is exempt from the Super-Majority Voting Requirement if the business combination is approved by a majority of the disinterested directors.  For business combinations in which stockholders will receive cash or other consideration other than in their capacity as stockholders, the transaction may also be exempt from the Super-Majority Voting Requirement if the transaction meets a set of conditions provided in the charter.

Evaluation of Certain Offers.  Our charter authorizes our board of directors to give due consideration to all relevant factors in response to any offer to:

•	make a tender or exchange offers for any equity securities of the Company;

•	merge or consolidate the company with another entity;

•	acquire all or substantially all of the properties and assets of the Company; or

•	any other actual or proposed transaction that would or may involve a change in control of the Company.

Such factors may include, but are not limited to:

•	the economic effect, both immediate and long-term, upon the Company’s stockholders, including stockholders, if any, who do not participate in the transaction;

•
the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Company and its subsidiaries and on the communities in which the Company and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Company;

•	whether a more favorable price could be obtained for the Company’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Company and its subsidiaries;

•	the future value of the stock or any other securities of the Company or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•
the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•
the ability of the Company to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If, after evaluating an offer, the board of directors, exercising its business judgment, determines that the offer should be rejected, it may take any lawful action to defeat the transaction.

Maryland Law

Business Combinations.  Pursuant to Article 9, Section F of our charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act.  Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders a charter amendment opting into the statutory business combination provisions.  An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of  the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

For a description of the Business Combinations provision included in our charter, see “Charter and Bylaws – Business Combinations” above.

Control Share Acquisitions.  Pursuant to Section 10 of our bylaws, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Business Combination Act.  Nevertheless, we cannot assure you that our board of directors or stockholders will not decide in the future to opt-in the statutory control share acquisition provisions by amending the bylaws.  An alteration or repeal of the bylaws’ “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.  “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares.  If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.  Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

Duties of Directors with Respect to Unsolicited Takeovers.  Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations.  The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition.  Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director.  Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities independently, upon exercise of a warrant, or as part of a unit.  A prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including a description of any other Securities sold together with the debt securities.  Such terms will include:

•	the specific title of the offered debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the issuer of the debt securities;

•	the percentage of the principal amount at which the offered debt securities will be issued;

•	the date on which the offered debt securities will mature;

•	the rate or rates per annum or the method for determining such rate or rates, if any, at which the offered debt securities will bear interest;

•	the times at which any such interest will be payable;

•	the terms of subordination of the debt securities;

•	any provisions relating to optional or mandatory redemption of the offered debt securities at the option of the company or pursuant to sinking fund or analogous provisions;

•	the denominations in which the offered debt securities are authorized to be issued;

•	any provisions relating to the conversion or exchange of the offered debt securities into common stock or into debt securities of another series;

•	the portion of the principal amount, if less than the principal amount, payable on acceleration;

•	the place or places at which the company will make payments of principal (and premiums, if any) and interest, if any, and the method of payment;

•	whether the offered debt securities will be issued in whole or in part in global form;

•	any additional covenants and events of default and the remedies with respect thereto not currently set forth in the indenture;

•	the identify of the trustee for the debt securities, and if not the trustee, the identify of each paying agent and the debt securities registrat; and

•	any other specific terms of the offered debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Tax and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

The descriptions of the debt securities in this prospectus are summaries of the material provisions that will appear in the applicable agreements.  These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful.  The applicable prospectus supplement will describe the terms of any debt securities in more detail.  We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the debt securities.  The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase preferred stock, common stock or debt securities or any combination of the foregoing.  Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other Securities sold together with the warrants.  Such terms will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the preferred stock, common stock or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered Securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered Securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered Securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants, including adjustments in the exercise price;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material Federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus are summaries of the material provisions that will appear in the applicable agreements.  These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful.  The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units.  The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock.  If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary.  We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share.  Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.  Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

A prospectus supplement relating to any depositary shares being offered will include specific terms relating to the offering.

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other Securities that may be offered under this prospectus, in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units that we are offering will specify the material terms of the units, including one or more of the following:

•	the material terms of the units and of the Securities making up the units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the Securities making up the units;

•	any special federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The descriptions of the units in this prospectus are summaries of the material provisions that will appear in the applicable documents.  These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful.  The applicable prospectus supplement will describe the terms of any units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the units.  The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

PLAN OF DISTRIBUTION

General

We may sell the Securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

•	directly to one or more purchasers, through a specific bidding, auction or other process;

•	through agents or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for outstanding indebtedness; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of Securities will state the terms of the offering of the Securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of Securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the Securities may be listed.

If we use underwriters or dealers in the sale, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase Securities, or agents may be designated to solicit such offers.  We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay.  Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.  Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the Securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the Securities in respect of which the prospectus is delivered, we will sell such Securities to the dealer, as principal.  The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Market-Making, Stabilization and Other Transactions

To facilitate the offering of the Securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other Securities the prices of which may be used to determine payments on such Securities.  Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts.  In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market.  Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the Securities above independent market levels.  Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

There is currently no market for any of the offered Securities, other than the common stock which is listed on the Nasdaq.  If the offered Securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar Securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered Securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered Securities.  We have no current plans for listing of any preferred stock, debt securities, warrants, depositary shares, or units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

In connection with particular offerings of our Securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such Securities will be passed upon for Heritage Financial Group, Inc. by Bryan Cave LLP, Atlanta, Georgia.

EXPERTS

Mauldin & Jenkins, LLC, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedules are incorporated by reference in reliance on Mauldin & Jenkins, LLC’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Company in connection with the offering of the Securities registered. All amounts are estimates except for the registration fee.

SEC Registration Fee		$8,184
Rating Agency Fees		*
Trustee Fees and Expenses		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing and Filing Expenses		*
Transfer Agent Fees and Expenses		*
Miscellaneous		*
Total	$	*

* An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The charter and bylaws of the registrant provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.

Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (i) committed in bad faith or (ii) the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings.  However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the indemnification provisions of Section 2-418, or the charter, bylaws, a resolution of the board of directors of the corporation or an agreement approved by the board of directors).  In addition, a director may not be indemnified under Section 2-418 in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification.  The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.  A director or officer who has been successful on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against any reasonable expenses incurred by the director or officer in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the registrant pursuant to the above-described provisions, the registrant understands that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is hereby incorporated by reference.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Georgia, on this 25th day of October, 2012.

HERITAGE FINANCIAL GROUP, INC.

By:	/s/ O. Leonard Dorminey
O. Leonard Dorminey
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints O. Leonard Dorminey and T. Heath Fountain, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities stated below, to sign any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing necessary or advisable to be done in and about the premises, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 25, 2012.

Signature	Position

/s/ O. Leonard Dorminey
O. Leonard Dorminey	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ T. Heath Fountain
T. Heath Fountain	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Antone D. Lehr
Antone D. Lehr	Chairman of the Board of Directors
/s/ Joseph C. Burger
Joseph C. Burger	Vice Chairman of the Board of Directors
/s/ Douglas J. McGinley
Douglas J. McGinley	Director
/s/ Carol W. Slappey
Carol W. Slappey	Director
/s/ J. Keith Land
J. Keith Land	Director
/s/ J. Lee Stanley
J. Lee Stanley	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.0	Form of Underwriting Agreement.*
4.0	Articles of Incorporation of Heritage Financial Group, Inc. (incorporated by reference as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed on June 22, 2010).
4.2	Bylaws of Heritage Financial Group, Inc. (incorporated by reference as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed on June 22, 2010).
4.3	Form of Articles Supplementary for Preferred Stock.*
4.4	Form of Common Stock Certificate (incorporated by reference as Exhibit 4.0 to the Company’s Registration Statement on Form S-1, filed on June 22, 2010).
4.5	Form of Indenture for Debt Securities. …
4.5	Form of Debt Security.*
4.6	Form of Warrant Agreement (including form of Warrant).*
4.7	Form of Deposit Agreement (including form of Depositary Receipt).*
5.0	Opinion of Bryan Cave LLP as to the legality of the securities registered hereby.…
12.0	Ratio of Earnings to Fixed Charges.…
23.0	Consent of Bryan Cave LLP (included in Exhibit 5.0).
23.2	Consent of Mauldin & Jenkins, LLC.…
24.0	Powers of Attorney (included in the signature page hereto).
25.0	Statement of Eligibility of Trustee on Form T-1.**

*
To the extent required, to be filed either by a post-effective amendment to the registration statement or as an exhibit to a Current Report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated by reference herein.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

…      Filed herewith.